EXHIBIT 16.1



                                                              September 22, 2005



Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, DC 20549

RE:  Cedric Kushner Promotions, Inc.

Ladies and Gentlemen:

We have read the statements of Cedric Kushner Promotions, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated September 22, 2005 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            Very truly yours,

                                        /s/ WOLINETZ, LAFAZAN & COMPANY, P.C.

                                            WOLINETZ, LAFAZAN & COMPANY, P.C.



cc:  James DiLorenzo
     Executive Vice President
     Cedric Kusher Promotions, Inc.